DEVELOPMENT LICENSE AGREEMENT

1. Computer Associates International, Inc., a Delaware corporation having offices at One Computer Associates Plaza, Islandia, NY 11788-7000 ("CA") grants to CompuDawn, Inc., a Delaware corporation having offices at 77 Spruce Street, Cedarhurst, NY 11516 ("Company"), and Company accepts from CA, a non-exclusive, non-transferable, limited-use license to use and operate the CA software products ("Licensed Program(s)"), ordered by Company in Appendix A, solely on the computers of Company located at the Development Site set forth in Appendix A (the "Development Site") solely to:

     (a)  Implement the Development Project as described in Exhibit C; and

     (b) Provide to potential customers supervised demonstration of the use of the Licensed Program(s) with the Company's products ("Company Product') as listed in Appendix A involved in the Development Project. CA will provide authorization keys for a maximum of ten (10) demonstration copies (subject to certification as set forth below upon receipt of written notification of the location, make, model, serial number and IP address and any other information necessary for CA to issue the authorization key) of each computer system on which such demonstration copies of the Licensed Program(s) are installed.

2. CA grants to Company and Company accepts from CA a non-exclusive, non-transferable, personal right to use the CA trademarks, servicemarks, tradenames and logos depicted on Appendix B attached (the "Marks") solely in conjunction with the Company Product in the manner set forth in the guidelines attached as Appendix B and subject to the terms and conditions of this Agreement, including the certification by CA of the compatibility of the Company Product with the Licensed Program(s) as set forth below.

     All Marks remain the exclusive property of CA. Company will take no action which jeopardizes CA's proprietary rights in the Marks. Company shall follow CA's instructions relating to the Marks and use the Marks in unaltered form. CA shall require Company to submit all advertising and marketing material referencing CA or the Marks to CA for advance review and approval, and CA may require Company to discontinue use of any advertising or marketing materials relating to CA, the Marks or the Licensed Program(s).

3. CA agrees to Provide Company with the opportunity, to participate in its marketing and sales promotions, subject to the conditions and requirements of each individual promotion and CA's exclusive approval.

4. (a) Upon signing this Development License Agreement, Company shall be appointed as a nonexclusive Premier Development Partner.

     (b) In a twelve-month period, CA agrees at its option to match every $5,000.00 spent by Company on each Licensed Program, up to a limit set within CA's sole discretion, to advertise and market the compatibility of each Licensed Program and the Company Product. Company must provide CA with verified advertising and marketing expenses within forty-five
          (45) days of the end of each fiscal quarter (June 30, September 30, December 31, and March 31) in which such expenses were made in order for such funds to be matched by CA. CA shall be entitled to withdraw this offer at anytime in its sole discretion or in the event Company fails to comply with the terms of this Agreement or any related Addendum.

     (c) Company shall retain for a period of three (3) years after the date of payment records evidencing its advertising and marketing activities regarding the Company Product and the Licensed Program(s) and its entitlement to matching fees, the billings therefore, the calculation of its eligibility for matching fees, and any other accounting records relevant for such services. During this three-year period, CA or its designated representative shall have the right to examine and audit, at its own expense, such records during normal business hours, upon ten (10) business days notice to Company. CA shall bear the expenses of such audit; however, in the event any such audit reveals that Company has overstated the amount of matching fees that it is eligible to receive under this Agreement by more than five (5%) of the amount reported during the period audited, Company shall repay CA such overstated amount, in addition to any other fees contractually due, and pay all reasonable costs associated with the audit.

5.   Without the prior written consent of CA, Company shall not:

     (a) copy in whole or in part the Licensed Program(s), except for normal back-up and archive purposes;

     (b) modify, reverse compile, reverse engineer or reverse assemble all or any portion of the Licensed Program(s);

     (c) distribute, market, rent, lease, transfer, assign, or sublicense the Licensed Program(s) to third parties or use the Licensed Program(s) for the benefit of third parties:

     (d) export the Licensed Program(s) in violation of United States laws and regulations or other applicable laws or regulations;

     (e) perform, publish or release benchmarks or other comparisons without CA's prior written consent;

     (f) use the Licensed Program(s) for any development activities or for any purpose other than as agreed to in this Agreement; or

     (g) use the Licensed Program(s) to develop nor shall Company market any conversion utility or aid specific to the Licensed Program(s) enabling users to convert from the Licensed Program(s) to an alternative product.

6. Company's right to use the Marks is contingent on the testing and verification by CA that the Company Product is compatible with the Licensed Program(s) (referred to herein as "Certification") and Company's continued compliance with the following:

     (a) that Company has tested the Company Product and has verified the successful completion of the Development Project described in Appendix
          C. Upon receipt of any subsequent releases (excluding bug fixes, patch tapes or other such maintenance releases) of the Licensed Program(s) from CA, Company shall validate that the Company Product remains compatible with the Licensed Program(s). Company shall indemnify CA and defend and hold CA harmless from and against any claims from users of the Company Product alleging that the Company Product is not compatible with the Licensed Program(s).

     (b) that CA be entitled to test each release of the Company Product to confirm that it is compatible with the Licensed Program(s). CA shall be entitled to withdraw Certification and Company's right to use the Marks immediately on notice to Company in the event that the Company Product fails Certification at any time or Company fads to comply with the terms of this Agreement.

     Company and CA shall each be responsible for bearing its own respective costs and expenses in connection with the testing and Certification of the Company Product.

7. CA will provide upgrades, enhancements, and new releases to the Licensed Program(s) as they become generally available and maintenance for the Licensed Program(s), including but not limited to, hot line telephone support services under CA's current support policies.

8. CA shall retain all title, copyright, patent, trademark, trade secret and other intellectual property rights in or relating to the Licensed Program(s) and Marks, and any related copies, partial copies, compilations, modifications or translations. Company and its employees shall keep the Licensed Program(s) strictly confidential and will not disclose, permit access or otherwise distribute the Licensed Program(s) to anyone except its authorized employees. All rights not expressly granted in this Agreement are reserved by CA.

9. This Agreement shall remain in effect for thirty (30) days from the date hereof and shall be renewed automatically, thereafter for a term of thirty
     (30) days until terminated by either party upon written notice given not less than ten (10) days prior to the end of the original or any renewed term hereof. Upon termination or expiration, Company shall cease use of all copies of the Licenses Program(s) and the Marks, return the original and all copies of the Licensed Program(s) and documentation to CA, and certify to CA in writing that all copies thereof have been destroyed and deleted from any computer libraries or storage devices and are no longer in use by Company.

     Sections  2, 4,  5,  11,  12,  and 13  shall  survive  termination  of this
     Agreement.

10.  (a)  Company provides CA with its consent and  authorization and grants
          CA the right to include a hyperlink to Company's URL address on CA's web page, as determined within its sole discretion, and in CA's Development Partner cd.

     (b) Company grants CA, and CA accepts, a worldwide, nonexclusive right and license to distribute, merge, combine, copy, use, and duplicate its trademark, tradename, logo or marketing materials provided for such hyperlink, for use on CA's web page, as determined within in its sole discretion, CA's Development Partner cd or Development Partner brochure solely in accordance with this Agreement or related Addendum.

11. Company acknowledges and agrees that CA does not support and has not reviewed the contents of Company's World Wide Web Site. Company agrees that it is fully responsible for the content posted at its URL address on its World Wide Web Site.

12. Company will indemnify and hold harmless and defend CA against any loss or liability (including any expense or cost incurred in defending any third party claim, demand, action, suit or proceeding), which arises out of or relates to

     (a) The hyperlink described in this Agreement, including but not limited to, claims of trademark infringement; trademark dilution, copyright infringement, or misappropriation; (b) Company's advertisements or marketing consented to and for which CA paid matching fees, including Company's negligence or other failure under this Agreement: (i) In obtaining consent of any nature, other than with respect to materials furnished by CA, whatsoever; or (ii) In protecting CA against claims for the unauthorized use of name or likeness of any person, libel, slander, defamation, disparagement, piracy, plagiarism, unfair competition, idea misappropriation, infringement of copyright, title, slogan, or other property rights, and any invasion of the right of privacy.

13. THE LICENSED PROGRAM(S) IS PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND. CA DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT WILL CA BE LIABLE TO COMPANY OR ANY OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, OR CONSEQUENTIAL LOSS OR DAMAGE WHICH MAY ARISE FROM THE USE, OPERATION, OR MODIFICATION OF THE LICENSED PROGRAM(S) OR MARKS.

14. Company may not assign or transfer its rights or delegate its duties under this Agreement. Any change of control of 51% of the ownership or interest or transfer to a successor corporation of Company shall terminate this Agreement. Any prohibited assignment shall be null and void.

15. This Agreement represents the entire Agreement between the parties, supersedes all prior understandings of the parties, both written or oral and may be amended only by a written agreement signed by authorized representatives of CA and Company.

                                             COMPUTER ASSOC INTERNATIONAL, INC.

                                             By: /s/ Tommy Bennett
                                             Name: Tommy Bennett
                                             Title: SVP Business Development
                                             Date: 1/2/98

                                             COMPANY: CompuDawn, Inc.

                                             By:  /s/ Louis Libin
                                             Name: Louis Libin
     `                                       Title: Chief Technology Officer
                                             Date: September 8, 1997

                    ADDENDUM TO DEVELOPMENT LICENSE AGREEMENT
                                    BETWEEN
                    COMPUTER ASSOCIATES INTERNATIONAL, INC.
                                      AND
                          COMPU-DAWN, INC. ("COMPANY")

The Development License Agreement is hereby amended to add the following provisions with respect to Company's licensing of Company Product, as defined below, to CA. In the event of any conflict between the terms and conditions of this Addendum and those of the Development License Agreement, the terms of this Addendum shall prevail.

1. Company grants to CA and CA accepts from Company, a non-exclusive, royalty-free, non-transferable, limited-use license to use and operate the ALECS 2000 Suite of Software (the "Company Product") solely on the Computers of CA located at the Development Site set forth below (the "Development Site") solely, to:

     (a) Implement the Development Project as described in Appendix C of the Development License Agreement.

     (b) Use ten (10) object code copies of the Company Product solely for the purpose of providing supervised demonstration of the use of the Licensed Program(s) with the Company Product to potential customers. CA will notify Company of the location, make, model, and serial number of each computer system on which such demonstration copies are installed.

          CA Devolepment Site: One Computer Associates Plaza, lslandia, NY 11788-7000

2. Company grants to CA and CA accepts from Company a non-exclusive, non-transferable, personal right to use the Company trademarks, tradenames and logos depicted on Appendix A attached (the "Company Marks") solely in Conjunction with the Licensed Program(s) in the manner set forth in the guidelines attiched as Appendix A and subject to the terms and conditions of this Agreement.

     All Company Marks remain the exclusive property of Company. CA will not register the Company Marks or take any action that jeopardizes Company's proprietary rights in the Company Marks. CA shall follow Company's instructions and adhere to Company's quality control procedures relating to the Company Marks and shall only use the Company Marks in unaltered form. Company may require CA to submit all advertising and marketing material referencing Company or the Company Marks to Company for advance review and approval, and discontinue use of any advertising or marketing materials relating to Company, the Company Marks or the Company Product.

3. Without the prior written consent of Company, CA shall not:

     (a) copy in whole or in part the Company Product, except for normal back-up and archive purposes.

     (b) modify, reverse compile, reverse engineer or reverse assemble all or any portion of the Company Product;

     (c) distribute, market, rent, lease, transfer, assign, or sublicense the Company Product to third parties;

     (d) export the Company Product in violation of United States Department of Commerce regulations;

     (e) perform, publish or release benchmarks or other comparisons without Company's prior written consent; or

     (f) use the Company Product for any development activities or for any other purpose other than as agreed in this Agreement.

4. Company will provide upgrades, enhancements, and new releases to the Company Product as they become generally available and maintenance for the Company Product, including but not limited to, hot line telephone support services under Company's current technical support policies.

5. Company shall retain all title, copyright, patent, trademark, trade secret and other intellectual property rights in or relating to the Company Product and Marks, and any related copies, partial copies, compilations, modifications or translations. CA and its employees shall keep the Company Product strictly confidential and will not disclose, permit access or otherwise distribute the Company Product to anyone, except its authorized employees.

6. THE COMPANY PRODUCT IS PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND. COMPANY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED INCLUDING BUT NOT LIMITED TO, THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

7. Upon termination of this Agreement, CA shall cease to use all copies of the Company Product and Company Marks, return the original and all copies of the Company Product to Company and certify to Company in writing that all copies thereof have been destroyed and deleted from any computer libraries or storage devices and are no longer in use by CA.


                                         COMPANY: CompuDawn, Inc.
                                         By: /s/ Louis Libin
                                         Name: Louis Libin
                                         Title: Chief Technology Officer
                                         Date: September 8, 1997


                                         COMPUTER ASSOCIATES INTERNATIONAL, INC.
                                         By: /s/ Tommy Bennett
                                         Name: Tommy Bennett
                                         Title: SVP
                                         Date: 12/29/97


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